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                                                                  EXHIBIT 10.21


                AMENDMENT TO 1980 EMPLOYEE STOCK PURCHASE PLAN

RESOLVED, that the first sentence of the first paragraph of Section 10 of the Varco 1980 Employee Stock Purchase Plan be, and the same hereby is, amended to read in its entirety as follows:

     The Plan is being administered by the Committee, which shall be composed of not less than three directors of the Company, each of whom shall be a "Non-Employee Director", as such term is defined in Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as such Rule may be amended from time to time.